EXHIBIT  21


SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.


COMPANY NAME                               STATE OF INCORPORATION
------------                               ----------------------

FIRST ALBANY CORPORATION                           NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION          NEW YORK

FIRST ALBANY ENTERPRISE FUNDING, INC.              DELAWARE